FOR IMMEDIATE RELEASE

            Misonix Contact:                       Investor Relations Contact:
            Michael A. McManus, Jr., CEO           Jordan M. Darrow
            Richard Zaremba, CFO                   Darrow Associates, Inc.
            631-694-9555                           631-367-1866
            invest@misonix.com                     jdarrow@optonline.net

                  MISONIX SUBSIDIARY MOVES TO OVERTURN JUDGMENT

FARMINGDALE, NY -- August 26, 2005 -- Misonix, Inc. (Nasdaq: MSON) ("Misonix" or
"the Company"), a developer of ultrasonic medical device technology for the treatment of cancer and other health conditions, announced today that a jury in the District Court of Boulder County, Colorado, has returned a verdict against
Sonora Medical Systems, which is 90% owned by Misonix, in an amount of $460,000.
The case involved royalties claimed on recoating of transesophageal probes which is a process performed by Sonora. Transesophageal probes are used to obtain ultrasound images of the heart, among other uses. Approximately 80% of the judgment was based on the jury's estimate of royalties for potential sales of the product in the future. Sonora has moved for judgment notwithstanding the verdict based on, among other things, the award of damages for future royalties.
Sonora has also moved for a new trial in the case.

As a result of this judgment, Misonix will take a one-time charge against fiscal year 2005 income of $460,000, which utilizes any estimate for attorneys fees as well as the judgment, although such amount or any part thereof would be reversed upon an overturned judgment.

Michael A. McManus, Jr., President and CEO of Misonix, stated, "We are obviously surprised and disappointed by this ruling. We and our attorneys believe this verdict can be overturned. Unfortunately, we have to take the full reserve now in order to appeal because a bond for the full amount will need to be posted.
Reflecting the one-time charge, we expect our earnings for fiscal year 2005 to be below our prior guidance. Despite this event, Sonora and Misonix continue to make progress with initiatives to enhance our Medical Devices business, and the
Company maintains a strong balance sheet and has access to capital to pursue growth opportunities. "

The impact on the Company's earnings will be reflected in its forthcoming fiscal year end financial results press release.

About Misonix, Inc.:
Misonix develops, manufactures, and markets medical, scientific, and industrial ultrasonic and air pollution systems. The Company has been at the forefront of ultrasonic technology for over 50 years. Misonix's ultrasonic platform is the basis for several innovative medical technologies. Misonix has a minority equity position in Focus Surgery, Inc. which uses high intensity focused ultrasound
("HIFU") technology to destroy deep-seated cancerous tissues without effecting surrounding healthy tissue. Addressing a combined market estimated to be in excess of $3 billion annually, Misonix's proprietary ultrasonic medical devices are used for wound debridement, cosmetic surgery, neurosurgery, laparoscopic surgery, and other surgical and medical applications. Additional information is available on the Company's Web site at www.misonix.com.

About Sonora Medical Systems, Inc.:
Sonora Medical Systems is an ISO-9000 certified and FDA registered provider of high quality products and services to the diagnostic ultrasound and MRI markets.
Its products and services are marketed on a direct basis to healthcare providers, dealers and service organizations in North America, and both directly and through distribution partners in non-U.S. markets. Customers include large and small hospitals, stand-alone imaging centers, clinics, Independent Service
Organizations (ISOs) and Original Equipment Manufacturers (OEMs). Located in
Longmont, Colorado, Sonora is a subsidiary of Misonix, Inc. (NASDAQ: MSON).
Additional information on Sonora is available at its Web site at
www.4sonora.com.

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Forward Looking Statements for Misonix, Inc.: With the exception of historical information contained in this press release, content herein may contain "forward looking statements" that are made pursuant to the Safe Harbor Provisions of the
Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. In particular, the Company may not be successful in its efforts with respect to strategic opportunities for its Laboratory and Scientific
Division and the affect this activity may have on the other businesses within the Company. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include general economic conditions, delays and risks associated with the performance of contracts, uncertainties as a result of research and development, potential acquisitions, consumer and industry acceptance, litigation and/or court proceedings, including the timing and monetary requirements of such activities, regulatory risks including approval of pending and/or contemplated 510(k) filings, the ability to achieve and maintain profitability in the Company's business lines, and other factors discussed in the Company's Annual Report on Form 10-K, subsequent Quarterly
Reports on Form 10-Q and current reports on Form 8-K.

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